Exhibit 10.10

ROGERS CORPORATION
DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT UNDER THE ROGERS CORPORATION 2019 LONG-TERM EQUITY COMPENSATION PLAN

Name of Grantee:
Number of Shares Subject to DSUs:
Grant Date:

This Deferred Stock Unit Award Agreement (the “Agreement”) is between Rogers Corporation (the “Company”), and the Grantee named above, as a non-management director of the Company.
The Company wishes to award to the Grantee a number of Deferred Stock Units (“DSUs” or the “Award”) which represent the right to receive shares of the Company’s common stock, par value $1.00 per share (“Stock”), subject to the terms of this Agreement, under Section 9.1 of the Company’s 2019 Long-Term Equity Compensation Plan, as it may be amended from time to time (the “Plan”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Grantee hereby agree as follows:
1. Vesting.
Subject to the Grantee remaining in continuous service through the relevant vesting date or event, 100% of the DSUs will vest on the earlier of: (a) the one year anniversary of the Grant Date, (b) the Grantee’s death, (c) the Grantee’s Disability (as defined below), (d) the Grantee’s cessation of service due to a removal by the Company without Cause, or (e) a Change in Control. Upon cessation of the Grantee’s service for any reason other than those provided in the preceding sentence, all then unvested DSUs shall immediately be forfeited by the Grantee, without payment of any consideration therefor.
2. Issuance of Common Stock.
The Company shall issue to the Grantee (or Grantee’s beneficiary or estate) one share of Stock with respect to each vested DSU as soon as administratively practicable (but no more than 30 days) after the earlier of (a) the one year anniversary of the Grant Date, (b) the Grantee’s death, (c) the Grantee’s Disability (as defined below), (d) the Grantee’s “separation from service” (within the meaning of Section 409A of the Code) from the Company or (e) a Change in Control. In lieu of receiving such shares on the date set forth in clause (a) in the preceding sentence, the Grantee may elect to defer the issuance of shares of Stock payable with respect to the DSUs to a later date. Any such election must be made no later than the end of the calendar year preceding the calendar year in which this Award is granted (or such earlier date as specified by the Company) pursuant to a payment election form provided by the Company. A Grantee who submits an election form will have no right to accelerate or further defer a deferred distribution of Stock deliverable upon the settlement of the DSUs.
3. Dividend Equivalent Right.
Subject to the restrictions, limitations and conditions as described in the Plan, the Company also grants to the Grantee a dividend equivalent right (under Section 8.2 of the Plan) with respect to the shares of Stock underlying the DSUs. Any dividend equivalents credited with respect to shares of Stock underlying the DSUs shall be subject to the same vesting conditions as the DSUs. To the extent such dividend equivalents become vested, they will be paid in cash (without interest) at the same time as the underlying shares of Stock to which the dividend equivalents relate are distributed to the Grantee under Paragraph 2 above.
4. Taxes.
The Grantee is personally responsible for the proper reporting and payment of all taxes related to shares of Stock distributed with respect to DSUs and the dividend equivalent right.
5. Death; Disability.
Any shares of Stock or cash amounts that are issued to the Grantee on account of the Grantee’s death shall be issued to the beneficiary most recently designated by the Grantee and communicated in writing to the Company, or, if the Grantee has not designated a beneficiary, to the Grantee’s estate.
For purposes of this Agreement, “Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Notwithstanding the foregoing, the Grantee shall only be deemed to have a Disability hereunder if such Grantee is considered disabled within the meaning of Section 409A of the Code.
6. Change in Control.
No shares of Stock or cash amounts shall be issuable to the Grantee upon a Change in Control unless such Change in Control is also a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A of the Code.
7. Conformity with the Plan.
This Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. The DSUs granted under this Agreement constitute a form of Restricted Stock Unit under Article 8 of the Plan. The Grantee agrees to be bound by all of the terms of this Award and the Plan.
8. Rights as a Shareholder.
Except for the right to receive dividend equivalents as set forth in Paragraph 3 of this agreement, the Grantee shall have no rights as a shareholder of the Company with respect to any DSUs covered by this Award until such time as shares of Stock in respect of such DSUs are issued to the Grantee.

9. Section 409A.
It is intended that this Award will be exempt from or comply with the requirements of Section 409A of the Code. To the maximum extent permitted, this Agreement shall be limited, construed and interpreted in accordance with such intent. This Paragraph 9 does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the DSUs or the shares of Stock delivered hereunder will not be subject to taxes, interest and penalties under Section 409A of the Code. The Grantee shall be responsible for all of the Grantee’s federal, state and local taxes (and any related liabilities). The Company reserves the right to terminate this arrangement in a manner consistent with Section 409A of the Code (including if applicable, Treas. Reg. § 1.409A-3(j)(4)(ix)). Notwithstanding anything herein to the contrary, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) is necessary to avoid the application of an additional tax under Section 409A of the Code, shares or other amounts that are otherwise issuable or payable upon the Grantee’s “separation from service” (within the meaning of Section 409A of the Code) will be deferred (without interest) and issued or paid immediately following that six-month period (or if sooner, upon the Grantee’s death). Notwithstanding any other provision of this Award, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii), Treas. Reg. § 1.409A-2(b)(7)(ii) or any successor provision, the Company may delay settlement of the Award if it reasonably determines that such settlement would violate federal securities laws or any other applicable law.
10. Restrictions on Transfer.
Notwithstanding anything to the contrary in this Agreement, the DSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee. No transfer by will or the applicable laws of descent and distribution of any shares of Stock which are payable to the Grantee upon settlement of the DSUs by reason of the Grantee’s death shall be effective to bind the Company unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
11. Securities Matters.
The Company shall not be required to issue or deliver any shares of Stock under this Award until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the DSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
12. Entire Agreement.
This Award constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Award.

13. Acknowledgment of Non-Reliance.
Except for those representations and warranties expressly set forth in this Agreement, the Grantee hereby disclaims reliance on any and all representations, warranties, or statements of any nature or kind, express or implied, including, but not limited to, the accuracy or completeness of such representations, warranties, or statements.
14. Amendment.
This Award may be modified, amended or rescinded only by a written agreement executed by both parties’ signatories to this Award.
15. Governing Law.
This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to any choice of law rules thereunder.
16. Arbitration.
Any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Award, other than the injunctive relief described below in this paragraph, will be settled exclusively by arbitration, conducted before a single arbitrator in Maricopa County, Arizona in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS (“JAMS”). The decision of the arbitrator will be final and binding upon the parties thereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Either party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the U.S. Federal Arbitration Act or applicable state law. The Company and the Grantee will share the JAMS administrative fees, the arbitrator’s fee and expenses. Each party shall be responsible for such party’s attorneys’ fees.
17. Waiver of Jury Trial.
IF THE AGREEMENT TO ARBITRATE CONTAINED IN SECTION 16 ABOVE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE GRANTEE AND THE COMPANY WAIVE AND COVENANT THAT THE GRANTEE AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THE AWARD OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE GRANTEE MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE GRANTEE, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS AWARD AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THE AWARD WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

18. Consent to Electronic Delivery.
In lieu of receiving documents in paper format, the Grantee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, the Plan, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms, notices and other communications) in connection with this and any other prior or future award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Grantee may be made via a Company e-mail system, by reference to a location on a Company intranet site to which the Grantee has access, or by a website maintained by a third party engaged to provide administrative services related to the Plan.
19. Electronic Signature.
The parties may execute and deliver this Agreement and any documents now or hereafter executed and delivered in connection with this Agreement using procedures now or hereafter established by the Company for electronic signature and document delivery. The Grantee’s electronic signature shall be the same as, and shall have the same force and effect as, the Grantee’s manual signature. Any procedures for electronic signature and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
20. Personal Information.
The Grantee hereby acknowledges and agrees that the personal data necessary to administer the Plan may be transferred from any direct or indirect subsidiary of the Company to the Company, and/or a securities brokerage firm and/or any other entity responsible for administering the accounts of participants of the Plan. Some of these entities may be located in countries whose privacy and data protection laws may not be equivalent to those in the Grantee’s country of residence. Such data may include the Grantee’s name, position, address, date of birth and all other data necessary to prove the Grantee’s eligibility to receive Shares and the data necessary to calculate any tax withholdings. Grantee may request access to and, where shown to be incorrect, correct the personal data.

    IN WITNESS WHEREOF, this Agreement is effective as of the Grant Date set forth on the cover page of this Agreement.

ROGERS CORPORATION

By:
Name: Randall Colin Gouveia
Title: President and CEO

By electronically signing this document, the Grantee acknowledges receipt of this Agreement and agrees to its terms and conditions.

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Signature                     Date